EXHIBIT 10.46

THE CONFIDENTIAL PORTION OF THIS CONTRACT HAS BEEN OMITTED PURSUANT TO REGULATION 240.25B-2(B) OF THE SECURITIES EXCHANGE ACT OF 1934, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

                             ASSIGNMENT OF LICENSE
                                      AND
                           RESTATED LICENSE AGREEMENT

         This Assignment of License and Restated License Agreement ("Agreement") dated this 20th day of November, 1996 between Competitive Technologies, Inc. a Delaware corporation having its principal office at 1465 Post Road East, Westport, Connecticut 06881 (hereinafter referred to as "LICENSOR"), United States Biochemical Corporation, a corporation having a place of business at 26111 Miles Road, Cleveland, Ohio 44128 (hereinafter referred to as "USB") and Ribozyme Pharmaceuticals, Inc., a Delaware corporation having its principal office at 2950 Wilderness Place, Boulder, Colorado 80301 (hereinafter referred to as "LICENSEE"), replaces that certain Second Restated License Agreement dated September 1, 1993 between LICENSOR (as successor to University Patents, Inc.) and USB, as amended by that certain Letter Agreement dated October 13, 1994 (the "Prior License Agreement") and that certain Restated Sublicense Agreement dated September 1, 1993 between USB and LICENSEE (the "Prior Sublicense Agreement"), and upon the execution of this Agreement both the Prior License Agreement and the Prior Sublicense Agreement shall become null, void and of no further force or effect except as expressly provided herein.

         WHEREAS, under a Servicing Agreement between the University of Colorado Foundation (the "Foundation") and LICENSOR, LICENSOR is assignee of all right, title and interest of the Foundation to certain patent rights relating to ribozymes owned by University Research Corporation, a Colorado corporation and wholly owned subsidiary of the Foundation ("URC"), and has the exclusive right to license to others the entire interest in such patent rights; and

         WHEREAS, pursuant to the Prior License Agreement USB is the exclusive licensee of LICENSOR of such patent rights; and





                                       1

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

         WHEREAS, pursuant to the Prior Sublicense Agreement, LICENSEE is the exclusive sublicensee of USB's rights under the Prior License Agreement with the exclusive right to develop and commercialize such patent rights, and pursuant to which LICENSEE is generally obligated to pay a royalty to USB of [ ] of Product Units and Licensed Services (as those terms are defined therein) and a royalty and other payments to LICENSOR through USB as required pursuant to the Prior License Agreement; and

         WHEREAS, LICENSEE is the sublicensee of certain subsequent patent rights relating to ribozymes owned by URC and licensed by URC to USB, pursuant to that certain Sublicense Agreement dated September 1, 1993, between USB and LICENSEE (the "USB Sublicense Agreement"); and

         WHEREAS, contemporaneously herewith, USB and LICENSEE have amended the USB Sublicense Agreement by entering into an Amended and Restated Sublicense Agreement granting LICENSEE the exclusive rights to commercialize the patent rights licensed to LICENSEE by USB under the USB Sublicense Agreement, in exchange for 22,500 shares of the Common Stock ($.01 par value) of LICENSEE ("Common Stock"); and

         WHEREAS, contemporaneously herewith, LICENSEE and USB have entered into a Stock Subscription Agreement regarding USB's acquisition of Common Stock, which agreement is part of the consideration to USB hereunder and under the Amended and Restated Sublicense Agreement; and

         WHEREAS, pursuant to Article XIII thereof, USB and LICENSEE have agreed that USB may hereby assign to LICENSOR all of its rights and obligations under the Prior License Agreement, and LICENSOR and LICENSEE desire to amend the Prior License Agreement hereby;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties agree as follows:





                                       2

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                  ARTICLE  I.
                                  DEFINITIONS


         1. "Commercial Sale" shall mean any transaction which transfers to a purchaser physical possession and title to each Product Unit, after which transfer the seller has no right or power to determine the purchaser's resale price, if any, and any transaction which involves the performance of Licensed Services for a third-party after which no further services are performed. Transfer of possession and title to, or performance of a Licensed Services for, an "Affiliated or Related Interest" shall not constitute a Commercial Sale. An Affiliated or Related Interest means an entity in which LICENSEE has a direct or indirect ownership interest in excess of fifty percent (50%), or any entity which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with LICENSEE. If a purchaser of a Product Unit or Licensed services is not independent of LICENSEE and if the sale to such purchaser, or performance of Licensed Services, is at a lower price than other sales of similar Product Units to, or the performance is Licensed Services for, independent purchasers of substantially similar size, in substantially similar amounts, operating in markets of substantially similar competitive conditions, then the transfer of the Product Unit to, or performance of Licensed Services for such nonindependent purchaser shall not constitute a Commercial Sale thereof at the price charged such purchaser, but the Commercial Sale shall be deemed to have occurred at the Net Selling Price at which such Product Unit or Licensed Services was last sold, or would have been sold, to an independent purchaser under similar conditions.

         2. "Improvement" shall mean any invention the practice of which would infringe the claims covered by the Licensed Patents, which invention was made by the Inventors and/or persons acting under their direction and control at the University of Colorado, which is the work product of the Research Support Funding Agreement between USB and the Foundation entered into on May 20, 1987 (the "RSFA") and which was conceived or reduced to practice during the term of the RSFA.

         3. "Improvement Patents" shall mean any patent application and any patents issuing thereon throughout the world including any extensions, renewals, continuations, continuations-





                                       3

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

in-part, divisions, patents of additions and/or reissues thereof filed upon an Improvement, and to which LICENSOR has or shall have the right to grant licenses during the term hereof.

         4. "Intermediate Products" shall mean the RNA enzymes described in Claims 1-47, 70 and 73 of the '327 Patent Application, RNA enzymes which may be claimed in any other Licensed Patent and/or Improvement Patent, and plasmids used as vectors for the delivery of ribozymes (either viral or nonviral), made and sold in bulk by LICENSEE to Manufacturers.

         5. "Inventors" shall mean Thomas R. Cech, Arthur J. Zaug and Michael D. Been.

         6. "License Year" shall mean the twelve (12) month period which commences upon the effective date of this Agreement, and each ensuing twelve
(12) month period during the term of this Agreement.

         7. "Licensed Methods" shall mean any invention, method, process, procedure or technology which is covered by and/or may be claimed in the Licensed Patent and any Improvement Patent.

         8. "Licensed Patents"shall mean the inventions and discoveries which are the subject of, or which are covered in whole or in part, by the claims included in (i) U.S. Patent Application Serial Number 937,327, filed 3 December 1986 entitled RNA RIBOZYME POLYMERASES, DEPHOSPHORYLASES, RESTRICTION ENDORIBONUCLEASES and METHODS (the "'327 Patent Application") , a copy of the Claims of which is attached hereto and marked EXHIBIT "A", and (ii) the United States Patents and the patent applications listed on Exhibit "B" attached hereto, and any patents issuing thereon as well as any corresponding patent applications or any patents that may issue thereon throughout the world, including any extensions, renewals, divisions, continuations, continuations-in-part, patents of addition, and/or reissues thereof, including Improvement Patents, and to which LICENSOR has or shall have the right to grant licenses during the term hereof. It is understood that any reference in this Agreement to claim numbers as recited in the '327 Patent Application as filed on December 3, 1986, or other Licensed Patents corresponding thereto or derived therefrom (including but not limited to those included in Exhibit "B"), shall be deemed to refer to any and all claims which are or have been renumbered, deleted or added during the course of prosecution of the '327 patent application and are included in such Licensed Patents.





                                       4

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

         9. "Licensed Products" shall mean the RNA enzymes described in Claims 1-47, 70 and 73 of the '327 Patent Application and RNA enzymes which may be claimed in any other Licensed Patent and/or Improvement Patent, packaged and sold by LICENSEE for use as (by way of illustration and not of limitation) research reagents, diagnostic products, pharmaceutical products, agricultural biochemical products, veterinary products, cell culture and/or fermentation products, or otherwise, and plasmids used as vectors for the delivery of ribozymes (either viral or nonviral), but shall not include Intermediate Products.

         10. "Licensed Services" shall mean any service which is performed for a third-party which includes use of a Product Unit or Licensed Method.

         11. "Manufacturer" shall mean a business entity which makes and sells merchandise in finished form and ready for end use without further substantial alteration incorporating or utilizing Intermediate Product(s).

         12. "Market Year" shall mean the twelve (12) month period which commences upon the first Commercial Sale of Licensed Products, and each ensuing twelve (12) month period during the term of this Agreement.

         13. "Net Selling Price" shall mean the actual gross selling price of each Product Unit upon its Commercial Sale, including all packaging, instructional or other charges made to a purchaser, but less customary trade discounts and refunds or credits allowed for shortages, returns, or defective articles and transportation or shipping charges and/or taxes billed by LICENSEE to its customers. In the case of Licensed Services, (i) the term Net Selling Price shall include the actual gross receipts received for the performance of Licensed Services upon a Commercial Sale, less customary trade discounts and refunds or credits; and (ii) the term "Commercial Sale" shall include any transaction under which the Licensee or any sublicensee provides Licensed Services to a person who is not an Affiliated or Related Interest. The actual selling price of Product Units to a purchaser or amounts received for the performance of Licensed Services for a third party,, with whom LICENSE has a reciprocal discount or preferential price arrangement for merchandise, services or use of technology and which discount or preferential price arrangement affects the price LICENSEE charges such purchaser or third-party shall not be the Net Selling Price thereof, but the Net Selling Price for such Product Units





                                       5

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

or Licensed Services shall be the actual selling price plus the amount(s) of such discounts or price preferences.

         14. "Patented Substances" shall mean those materials listed on EXHIBIT "C" hereof previously supplied to LICENSEE.

         15.     "Product Units" shall mean:

                 (i)      Licensed Products, and

                 (ii)     Intermediate Products

                                  ARTICLE II.
                ASSIGNMENT OF LICENSE/TERMINATION OF SUBLICENSE


         1. Assignment of Prior License. USB hereby assigns and delegates to LICENSEE, and LICENSEE hereby accepts and assumes, all of USB's rights and obligations under the Prior License Agreement. By its execution hereof, LICENSOR consents and agrees to such assignment and delegation by USB to LICENSEE.

         2. Termination of Prior Sublicense. Effective herewith, USB and LICENSEE agree to terminate the Prior Sublicense Agreement, which termination shall not relieve LICENSEE or USB of any obligation or liability accrued thereunder, rescind or give rise to any right to rescind anything done, any payments made or to be made, or other consideration given thereunder, or otherwise affect in any manner any rights of either party arising thereunder accruing prior hereto.

         3.      Issuance of Stock to USB.   As consideration in full for the
assignment by USB of the license granted to it under the Prior License Agreement and the termination of the Prior Sublicense Agreement, LICENSEE shall issue to USB 22,500 shares of its common stock, $.01 par value (the "Common Stock"). Such Common Stock shall be fully-paid, non- assessable and validly issued to USB. USB shall execute a Subscription Agreement for the shares of Common Stock containing such representations, warranties and covenants as LICENSEE deems necessary for compliance with applicable federal and state securities laws. The parties acknowledge that the issuance of such Common Stock to USB by LICENSEE is also in consideration for that





                                       6

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

certain Amended and Restated Sublicense Agreement between USB and LICENSEE of even date herewith.

                                  ARTICLE III.
                        DELIVERY OF PATENTED SUBSTANCES


         The Foundation and the Inventors agree that Patented Substances shall not hereafter be transferred by way of sale, gift, loan or otherwise to any other person or business entity during the term of the license hereinafter granted, excepting distribution to the academic community, not for profit, in accordance with normal academic procedures. The Inventor(s) shall obtain a written agreement from such potential academic distributees in advance of such distribution evidencing agreement that the materials will not be used or distributed for commercial purposes. LICENSEE understands and agrees that the Inventors may retain and use the Patented Substances for purposes of research.


                                   ARTICLE IV
                                  THE LICENSE

         1. Grant. Subject to the rights of the United States Government, as set forth in P.L. 96-517, P.L. 98-620 and 37 CFR 401, as amended, LICENSOR hereby grants to LICENSEE an exclusive worldwide license under the Licensed Patents to exercise the following rights:

                 (a) To make, have made, use and sell RNA enzymes alone or when incorporated in Licensed Products;

                 (b) To use, practice, or have used or practiced on its behalf, but not to sell, the Licensed Methods;

                 (c) To perform, or have performed on its behalf, Licensed Services which include use of a Product Unit or Licensed Method;





                                       7

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                 (d) To make, have made, use and sell plasmids as described or claimed in the Licensed Patent and any Improvement Patent;

                 (e) To pass on to its customers for RNA enzymes, Licensed Products and/or Intermediate Products, or its customers .for Licensed Services, a license for the use thereof as described or claimed in the Licensed Patents and any Improvement Patent; and

                 (f) To sell Intermediate Products to Manufacturers, and to grant licenses to Manufacturers to make, use and sell Intermediate Products, to use and practice Licensed Methods and/or to perform Licensed Services; provided that in the case of the sale of Intermediate Products, Licensee has theretofore entered into royalty-bearing agreements whereunder LICENSEE obtains royalties from such Manufacturers based upon said Manufacturers' selling prices of merchandise:

                          (i) in which one or more Intermediate Product is a constituent, and/or

                          (ii) in the production of which one or more Intermediate Product is or has been utilized,

                          in accordance with the provisions of paragraph 2(b) and 3(b) of Article VI.

                 (g) To grant sublicenses with respect to any of the foregoing, subject to the terms of Paragraph 2 of this Article IV.



         2. Sublicenses. During the term of exclusivity granted hereunder, the license hereby granted shall include the right of LICENSEE or any sublicensee to grant written sublicenses covering Licensed Products, Licensed Services and Licensed Methods, provided that LICENSEE shall include all sales and receipts therefrom received from unaffiliated third parties by all sublicensees in LICENSEE'S statements to LICENSOR as provided in Article V and (A) in the case of sublicenses granted to parties other than to Manufacturers shall pay royalties to LICENSOR in an amount equal to the greater
of (i) [    ] income received from each such sublicensee for the sale of
Licensed Products and Licensed Services and for use of Licensed





                                       8

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

Methods or (ii)[   ], (x) of the Net Selling Price of each Licensed Product
made or sold, or received from the performance of Licensed Services, by or for such sublicensee or (y) of the amounts received by or from the sublicense of Licensed Methods and (B) in the case of any sublicense granted to a Manufacturer in respect of Intermediate Products pay royalties to LICENSOR as per paragraph 3(b) of Article VI. LICENSEE and its sublicensees shall be free to grant sublicenses at any royalty rate they may deem appropriate. Notwithstanding the foregoing, no multiple royalties shall be payable because a Licensed Product, Licensed Service, Licensed Method or Intermediate Product are or shall be sold or licensed to or by a sublicensee in the same transaction.

         In addition to the foregoing, LICENSEE agrees that it will remit to
LICENSOR in accordance with paragraph 2 of Article VII,[    ] of any option
fee, license fee, prepaid royalty or other "front end payment" which it may receive from a sublicensee or which a sublicensee may receive from its sublicensees. It is agreed that research and development funding (as defined hereafter) does not constitute an "option fee, licensee fee, prepaid royalty or 'front-end payment'" under this paragraph.

         For purposes hereof, the term "research and development funding" shall mean funding received from third parties for (1) LICENSEE's direct or indirect cost (purchase or lease) of materials, equipment and facilities used in research and development; (2) salaries, wages, benefits and other related costs of personnel engaged in or supporting the research and development activity;
(3) the cost to LICENSEE of services performed by others in connection with LICENSEE's research and development activity; (4) the cost to LICENSEE of payments to third parties (other than LICENSOR) for patent or other rights utilized in research and development; (5) a reasonable allocation of general, administrative and other indirect and overhead costs to research and development activities; (6) debt or equity investments in LICENSEE and (7) research and development milestone payments paid to LICENSEE for completion of research and development activities associated with ribozyme technology and product development. Determinations with respect to research and development funding shall be made in accordance with generally accepted accounting principles. Costs associated with selling





                                       9

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

products and costs associated with facilities and equipment unrelated to research and development activities shall not be included in "research and development funding."

         LICENSOR shall be advised of any agreement which provides for such research funding in the semi-annual summaries submitted in accordance with paragraph 2 of Article V, and LICENSOR shall be furnished with a true and correct copy of any such agreement. LICENSOR shall have the right, upon prior reasonable notice, to inspect the books and records of LICENSEE or a sublicensee, as applicable, in accordance with the provisions of paragraph 2 of
Article VII to verify the nature of such research funding. In the event of any disagreement between the parties with respect to the foregoing, representatives of LICENSOR and LICENSEE or sublicensee shall meet and seek to resolve any such disagreement, as applicable; and if the parties are unable to reach agreement, then any such disagreement under this paragraph shall be submitted to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect before a panel of one arbitrator. The place of arbitration shall be New York, New York. Any award rendered thereon shall be final and binding on the parties and judgment may be entered on the arbitrator's award in any court having jurisdiction."

         LICENSEE agrees to deliver to LICENSOR a true and correct copy of each and every sublicense entered into by LICENSEE within thirty (30) days after execution thereof and shall promptly advise LICENSOR in writing of any modification (and supply same) or termination of each sublicense. Upon termination of this Agreement for any cause, any and all existing sublicenses hereunder shall thereupon be assigned to LICENSOR. This shall be made a condition of any such sublicense that may be granted by LICENSEE.

         3. Exclusivity. LICENSOR agrees not to grant to any other party any option, license or other right under the Licensed Patents to make, have made, use or sell Product Units, Licensed Services and Licensed Methods during the period of the exclusive license herein granted.

         4. Consultation. The Parties recognize that during the term of this Agreement, LICENSEE may confer and consult freely with the Inventors in furtherance of the development and testing of Product Units, Licensed Services and Licensed Methods, in accordance with such arrangements as they may make among themselves.





                                     10

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

         5. Cross-Licensing. LICENSOR understands that LICENSEE'S negotiations with Gene Shears (J&J) for the cross licensing of certain Gene Shears patented technology to LICENSEE in exchange for the cross licensing of certain Licensed Patents to Gene Shears is now in suspense. LICENSOR agrees that in the event these negotiations are re- activated on terms and conditions similar to or more favorable to LICENSEE than those described in correspondence between LICENSOR and LICENSEE during the period April 19 to 21, 1994, LICENSOR will consent to such cross-license. (Said correspondence being incorporated herein by this reference solely for this purpose.).

         In the event that LICENSEE believes that one or more additional cross-licenses (other than that with Gene Shears referenced above) are necessary between LICENSEE and any third party, LICENSOR shall negotiate in good faith with LICENSEE for the grant of LICENSOR's consent thereto in return for reasonable consideration.

         If LICENSEE grants a license (an "RPI License") to any of its patented technology, or to any of its proprietary technology for which a patent application is pending ("RPI Technology") to any cross-licensee under this Agreement, or any third party affiliated with or related to such cross-licensee, and the license or option fee, royalty basis, royalty rate and/or minimums of the RPI License are substantially greater than in the cross-license, then LICENSOR and LICENSEE shall negotiate in good faith a division of the incremental royalties paid under the license resulting from such substantially greater license or option fee, royalty basis, royalty rate and/or minimums (the "Incremental Royalties"). The division of Incremental Royalties will be based upon the relative value the cross-licensed technology and the licensed RPI Technology contribute to the products upon which the Incremental Royalties are paid. In the event an agreement cannot be reached by the parties, such matter will be arbitrated before a panel of three arbitrators, one of whom shall be selected by LICENSEE, one of whom shall be selected by LICENSOR, and the third of whom shall be selected by the two arbitrators so selected by LICENSEE and LICENSOR. In no event will the payment of any part of Incremental Royalties to LICENSOR on any license extend beyond the term of this Agreement. In addition, in no event will LICENSOR be entitled to share in any license or option fees, royalties and/or minimums in excess of those to which it would be entitled if all license or option fees, royalties and/or





                                       11

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

minimums paid under the cross-license and RPI License had instead been paid pursuant to this Agreement.

         6. Country of Origin. The Parties agree that royalties shall be paid only upon Product Units, Licensed Services and Licensed Methods which are covered in the country of their manufacture, use or sale by a Licensed Patent.

                                   ARTICLE V.
                              PRODUCT DEVELOPMENT

         1. Due Diligence. LICENSEE has represented to LICENSOR that it is experienced in the development and commercialization of Product Units, and that commencing with the execution of the Prior Sublicense Agreement it committed itself to a program of developing, obtaining governmental agency approvals for, and marketing Product Units. LICENSEE agrees that it will diligently continue the efforts above described. In furtherance of the foregoing, to maximize the commercial potential of the Invention and its benefit to mankind, expanding the number of researchers utilizing ribozyme technologies is necessary. LICENSEE's activities and programs regarding the technology are designed to maximize the potential of this technology and shall include the following activities:

                 (a) sponsorship of meetings, and seminars regarding the technology;

                 (b) contacting firms in the pharmaceutical, diagnostic and agbiotech fields to establish potential research relationships and/or licenses;

                 (c) support of commercial development activities through technology development efforts and the expertise of LICENSEE's scientists.

         2. Research and Development. LICENSEE agrees to prepare and submit to LICENSOR semiannual summaries of its progress in conducting testing, research and development of Product Units and LICENSOR shall have the right to receive such summaries and to consult with LICENSEE during the term of the License hereunder.





                                       12

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

         3. Data. LICENSEE and LICENSOR agree that during the term of the License hereunder, they will provide to patent counsel all information and data that either party develops or otherwise possesses which may assist patent counsel in the filing, prosecution and defense of patent applications and patents included in the Licensed Patents.

         4. Development Plans. Pursuant to the Prior Sublicense Agreement, a development plan (the "Initial Plan") was submitted by LICENSEE, which described LICENSEE's expected activities for an initial period of 24 months. Upon the expiration of the Initial Plan, LICENSEE submitted to Licensor a first Renewal Plan, covering its proposed plan of activities for the time period specified therein. If one or more additional Renewal Plans are required hereafter, the parties agree that it will be subject to the process described below:

                 (a) Each Renewal Plan shall set forth: the time term of the plan, the objectives of the Plan, the activities to be performed by or for LICENSEE, the internal resources and external contractual resources to be allocated to the Plan (personnel facilities, and materials) and the budget therefore; LICENSEE shall not allocate to a budget costs incurred prior to the effective day of this Agreement, costs of personnel, materials or facilities not directly incurred in the performance of the Plan, or any portion of its general and administrative costs;

                 (b)      LICENSEE agrees that it shall budget and expend no
                          less than [    ] period of each Initial or Renewal
                          Plan, in the performance thereof, subject to cost of living adjustment, and such expenditure shall be evidence of diligent performance of LICENSEE's product development obligations hereunder; and

                 (c) LICENSEE agrees that it will submit to Licensor Renewal Plans and expend the amounts described in clauses (i) and (ii) of this Subparagraph (b) until LICENSEE"s annual sales of Product Units shall reach
                          the level of [    ], whichever shall first occur.

All such reports and plans shall be received by Licensor in strict confidence and used solely for the purposes provided herein.





                                       13

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

         5. Remedial Action. In the event LICENSOR believes that LICENSEE has failed to exercise reasonable diligence in the performance of the Initial Plan or any Renewal Plan, then LICENSOR shall have the right to advise LICENSEE of its belief and request remedial action. If LICENSOR and LICENSEE disagree, they may bring the matter to arbitration upon mutual agreement, or lacking such agreement, each shall rely upon such remedies and defenses as are available to it in law or equity.

                                  ARTICLE VI.
                           PAYMENTS UNDER THE LICENSE

         1. License Fee. All License Fees payable under the Prior License Agreement have been paid to LICENSOR, and no additional License Fees shall be payable by LICENSEE hereunder.

         2. Royalty Basis. LICENSEE agrees to pay, as hereinafter provided, royalties to LICENSOR:

                 (a) in respect of each Licensed Product made or sold by or for LICENSEE;

                 (b) in respect of each Intermediate Product sold by Licensee to a Manufacturer or with respect to which a Manufacturer has been granted a sublicense as provided in paragraph 1(f) of Article IV.

                 (c) in respect of Licensed Services performed by or for Licensee."

         3.      Royalty Rates

                 (a) For each Licensed Product sold by Licensee, which is subject to paragraph 2 of this Article VI, and for Licensed Services performed by Licensee, which are subject to paragraph 2(c) of this Article VI, the
                          rate shall be [    ] of the Net Selling Price.

                 (b) For each Intermediate Product which is subject to paragraph 2(b) of this Article, the rate shall be:





                                       14

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                          (i)     [   ] of the Net Selling Price of such
                                  Intermediate Product, and in addition,

                          (ii)    [     ]  of any royalty or fee (except of a
                                  sublicense fee, which shall be payable as set forth in paragraph 2 of Article IV and paragraph 2 of Article VII, which a Manufacturer pays LICENSEE upon the manufacture, use, sale or other transfer of merchandise in which the Intermediate Product is a constituent or has been utilized.

                 (c) No multiple royalties shall be payable because a Licensed Product, Licensed Services and Licensed Method are or shall be sold, performed and/or licensed in the same transaction by LICENSEE, so long as LICENSOR receives the royalties provided for in paragraphs 3(a) or 3(b) of this Article VI, as applicable.

                 (d) Notwithstanding the provisions of this Article VI, in the event that LICENSEE is presented with an opportunity or opportunities for the exploitation of ribozymes in diagnostic products, through sublicensing, then LICENSOR will cooperate in good faith with LICENSEE to revise the royalty rate structure to permit such exploitation for the mutual benefit of the parties.

         4.      Guaranteed Minimum Payments.

                 (a) To retain its license hereunder, LICENSEE shall pay to LICENSOR, as minimum annual payments, no less than the amounts set forth below:

                          (i)     For the first Market Year, [   ];

                          (ii)    For the second Market Year, the amount shall
                                  be [    ] of the royalty actually earned
                                  during the first Market Year;

                          (iii)   For the third Market Year, the amount shall
                                  be the greater of [    ] of the royalty
                                  actually earned during the second Market
                                  Year;

                          (iv)    For the fourth Market Year, the amount shall
                                  be the greater of [   ] of the royalty
                                  actually earned during the third Market Year;





                                       15

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                          (v) For the fifth Market Year, the amount shall be the greater of [ ] of the royalty actually earned during the fourth Market Year;

                          (vi)    For the sixth and each ensuing Market Year,
                                  the amount shall be the greater of [   ] of
                                  the royalty actually earned during the fifth
                                  Market Year.

                          (vii) Payments shall be payable in accordance with paragraph 3 of Article VII.

                 (b) In the event LICENSEE does not pay the minimum annual amounts as aforesaid, LICENSOR shall have the right to terminate the license granted hereunder; provided, however, that if LICENSEE shall have paid minimum annual amounts under the license for a period of ten
                          (10) years, then the license shall thereafter no longer be terminable by LICENSOR for failure to pay such minimum annual amounts; provided LICENSEE is not in any respect in default hereunder.

                 (c) Notwithstanding the foregoing, LICENSEE agrees that if it sells Licensed Products in any country under its exclusive license and subsequently withdraws such Licensed Products from sale in that country (except upon governmental requirement) and has no Commercial Sales therein for a period of one (1) year thereafter, LICENSOR may convert LICENSEE's exclusive license in that country to a nonexclusive license for such Licensed Products.





                                       16

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                  ARTICLE VII.
              REMITTANCES, RECORDS AND REPORTS UNDER THE LICENSES


         1.      Royalties.

                 (a) Royalties shall accrue when Product Units or Licensed Services are first sold or performed by or for LICENSEE. Product Units shall be considered sold to, and Licensed Services performed for, third parties when billed out.

                 (b) Payments of earned royalties shall be made within sixty (60) days following the end of each half of each Market Year for the sale of all Product Units sold or otherwise transferred and/or licensed services performed by or for LICENSEE during said half Market Year. LICENSOR's participation in royalties from Manufacturers under paragraph 3(b)(ii) of Article VI shall be paid within sixty (60) days following the end of each half of each Market Year, based upon LICENSEE's receipts of such royalty payments from Manufacturers during each half Market Year. Such payment shall be accompanied by a statement certified to LICENSOR by an officer of LICENSEE which shall give sufficient information from which to calculate the amount of royalties due hereunder, including, but not limited to, the total quantity and Net Selling Price of Product Units and/or licensed services for which royalty has accrued during the preceding half Market Year and the aggregate royalties due. Statements shall also be submitted in the event no sales of Product Units took place.

                 (c) Notwithstanding the foregoing paragraph, LICENSEE may establish a reserve for bad debts in the amount of two percent (2%) of sales of Product Units sold or otherwise transferred and/or licensed services performed by or for LICENSEE during each Market Year. Such reserve shall be reconciled at the end of each Market Year and, in the event that the amount of non-collectible accounts receivable for the Market Year is less than the amount so reserved, LICENSEE shall remit to LICENSOR the royalties earned on such difference; and, in the event that the amount





                                       17

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                          of non-collectible accounts receivable for the Market Year is greater than the amount so reserved, LICENSEE shall be entitled to a credit against the next scheduled royalty payment to LICENSOR in the amount of the royalties paid by LICENSEE on such difference.

         2. Sublicense Fees. Payment of LICENSOR's share of sublicense fees, prepaid royalties or "front-end" payments received by LICENSEE from sublicensees pursuant to paragraph 2 of Article IV shall be remitted to LICENSOR within sixty (60) days following the end of the calendar quarter of receipt.

         3. Guaranteed Minimum Payments. LICENSEE agrees that each minimum annual payment under paragraph 4 of Article VI shall become a present obligation of LICENSEE to LICENSOR on the first day of each Market Year; and LICENSEE agrees that such minimum amounts are to be paid to LICENSOR together with the remittance made for the last accounting period of the applicable Market Year, in the event earned royalties for such Market Year do not reach the minimum amount set forth.

         4. Currency. Payment hereunder shall be made in U. S. dollars in the United States.

         5. Credit for Patent Expenses. LICENSEE may deduct as credits from payment of royalties due under paragraph (1)(b) of this Article VII amounts not to exceed of said royalties due during any half Market Year until all expenses incurred by LICENSEE pursuant to paragraph 2 of Article VIII have been credited.

         6. Foreign Royalty Payments. With respect to sales in countries outside the United States, royalties shall be payable in U. S. dollars at the rate of exchange published in The Wall Street Journal on the last day of the accounting period in which the royalty accrues. Royalties shall be paid to LICENSOR free and clear of all foreign taxes, including withholding and turnover taxes, except such taxes which LICENSEE may be required to withhold by a foreign country (provided that LICENSOR can receive full credit for such taxes with the Internal Revenue Service of the United States) .

         7. Inspection. LICENSEE shall keep records in sufficient detail to permit the determination of royalties payable hereunder and, at the request and expense of LICENSOR, will permit an independent Certified Public Accountant, acceptable to both LICENSOR and





                                       18

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

LICENSEE, to examine, in confidence, during ordinary business hours once in each calendar year such records as may be necessary to verify or determine royalties paid or payable under this Agreement. For the purposes of this paragraph, LICENSEE shall be required to retain its records for no more than three (3) years.

         8. Price. LICENSEE shall submit to LICENSOR, no less than once per year during the life of this Agreement, copies of its customer catalogs in which Licensed Products and Licensed Services are listed for sale.

                                 ARTICLE VIII.
                               PATENT PROTECTION

         1. Patent Filing and Maintenance. LICENSEE shall apply for, prosecute and maintain all Licensed Patents as it deems appropriate in its sole discretion using counsel of its own choice, provided that LICENSEE shall be reasonably diligent in the prosecution of such patent applications. LICENSEE shall provide to LICENSOR copies of each application and all Patent Office actions and responses. All patents obtained by LICENSEE shall be issued in the name of LICENSOR as the assignee and owner. RPI shall advise LICENSOR of its intention to abandon any such patent application or patent thirty (30) days prior to taking such action. Upon receipt of such notice, all rights in the application or patent shall automatically revert to LICENSEE.

         2. Recovery of Patent Expenses. LICENSEE shall bear the expenses associated with the filing, prosecution and maintenance of Licensed Patents including, without limitation, filing, maintenance, and attorneys' fees; provided that, LICENSEE shall be entitled to recover such costs from royalties otherwise to become due to LICENSOR, earned in the country in which the application was filed, in accordance with paragraph 6 of Article VII.





                                       19

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                  ARTICLE IX.
                        ENFORCEMENT OF LICENSED PATENTS



         1. Enforcement. In the event LICENSEE, LICENSOR, the Foundation or URC becomes aware of any actual or threatened infringement of a Licensed Patent anywhere in the world, that party shall promptly notify the other parties in writing. LICENSEE shall have the first right to bring, at its own expense, an infringement action against any third party and to use the' names of LICENSOR, the Foundation and URC in connection therewith. If LICENSEE does not proceed with a particular patent infringement action within ninety (90) days, LICENSOR, after notifying LICENSEE in writing, shall be entitled to take proceedings against such infringer at its own expense, and shall have the right to settle infringement litigation by licensing the infringer, unless LICENSEE shall equally share the cost of enforcement with LICENSOR. The party conducting such suit shall have full control over its conduct. In any event, LICENSOR, the Foundation, Institution and LICENSEE shall assist one another and cooperate in any such litigation upon request without expense to the requesting party. Any recovery as a result of any litigation or settlement thereof shall be the property of the party bearing the principal responsibility of such litigation.

         2. Defense. In the event a third party brings an action to obtain a declaration of patent invalidity of a Licensed Patent (a "DJ Action") against LICENSOR and/or LICENSEE:

                 (a) The named defendants shall have the first right to defend said action at its own cost and expense and to control ensuing litigation.

                 (b) If the named defendant elects not to defend the DJ Action, the other Party may elect to defend the DJ Action at its own cost and expense and to control the ensuing litigation.

                 (c) If a litigating Party finally prevails, it shall retain all damages which it may collect.

                 (d) If either Party finally loses because a patent is held invalid, LICENSEE may thereafter cease paying royalties on sales of Licensed Products, the





                                       20

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                          performance of Licensed Services or Product Units and use of Licensed Methods, as the case may be, in the country in which such invalidity has been finally adjudicated provided that Licensed Products, Product Units, Licensed Services and Licensed Methods, as the case may be, are covered or the use thereof are covered only by claims which have been held invalid.

                                   ARTICLE X.
                         TERMS OF LICENSE: TERMINATION

         1. Term. The term of this Agreement shall be from the date first written above until the expiration of the last to expire of any patent included in the Licensed Patents.

         2.      Termination.  LICENSEE may terminate this Agreement:

                 (a)      For cause; or

                 (b) Upon sixty (60) days written notice to LICENSOR, provided that LICENSEE shall thereafter terminate the manufacture, sale and/or use of Product Units except for disposition of inventory on hand, for which royalties shall be paid in accordance with Article VI hereof. Disposition of inventory must be complete within one hundred twenty (120) days of the aforementioned notice.

                 (c) If LICENSEE shall at any time default in any obligation under this Agreement, including but not limited to failing to make any report, pay any royalties, or permit the inspection of its books and records as hereinabove required, and such default shall not be cured within sixty (60) days after written notice from LICENSOR to LICENSEE specifying the nature of the default, then LICENSOR shall have the right to terminate the license granted to LICENSEE hereunder and such termination shall become effective on the sixtieth (60th) day after giving such notice.





                                       21

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                 (d) Any termination pursuant hereto shall not relieve LICENSEE or LICENSOR of any obligation or liability accrued hereunder prior to such termination, nor rescind or give rise to any right to rescind anything done or any payments made or other consideration given hereunder prior to the time of such termination and shall not affect in any manner any rights of either party arising out of this Agreement prior to such termination.


                                  ARTICLE XI.
                         REPRESENTATIONS AND WARRANTIES



         1. Representations of LICENSOR; No Warranties. LICENSOR represents that it has the right to enter into this Agreement and that, to the best of LICENSOR's knowledge, no amounts are due LICENSOR from either LICENSEE or USB under the Prior License Agreement. LICENSOR makes no other representation or warranty, express or implied, except as herein provided, nor does LICENSOR assume any liability in respect of any infringement of any patent or other rights of third parties due to LICENSEE's operation under the rights herein granted. LICENSEE recognizes that the Patented Substances and the RNA enzymes produced therefrom have been produced by the Inventors for research purposes only. THE INVENTORS, THE FOUNDATION, URC, AND LICENSOR EXPRESSLY DISCLAIM THAT THE PATENTED SUBSTANCES AND/OR THE RNA ENZYMES PRODUCED THEREFROM WILL BE OF ANY COMMERCIAL VALUE TO LICENSEE WHATSOEVER, AND NO SUCH REPRESENTATION OR WARRANTY OF SUCH VALUE SHOULD BE IMPLIED. LICENSEE AGREES THAT IT IS OBTAINING THE LICENSES HEREIN GRANTED WITHOUT ANY REPRESENTATION OF VALUE, MERCHANTABILITY OR FITNESS FOR USE.

         2. Representations of USB. USB represents that no amounts, whether in the form of royalties, license fees, up-from payments or any other obligation, are due from it to LICENSOR





                                       22

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

under the Prior License Agreement, and no such obligations have accrued thereunder as of the date hereof.

                                  ARTICLE XII.
                         PREFERENCE FOR U. S. INDUSTRY

         In view of Public Law 96-517, Public Law 98-620 and regulations thereunder, LICENSEE agrees that any Product Unit covered by Licensed Patents or produced through the use of a method or process claimed in the Licensed Patents for sale in the United States of America will be manufactured substantially in the United States of America, unless a waiver of such obligation is obtained from the Federal Agency which supported in whole or in part said invention. LICENSEE shall include the foregoing provision in any sublicense(s) it grants hereunder.





                                       23

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                  ARTICLE XIII
                                 COMMUNICATION

         Any payment, notice or other communication required or permitted to be made or given to a Party pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such Party by certified or registered mail, postage prepaid, addressed to it at its address set forth or to such other address as it shall designate by written notice to the other Party as follows:

         In the case of LICENSOR:

                 President
                 Competitive Technologies, Inc.
                 c/o USET
                 P. 0. Box 340
                 Fairfield, Connecticut 06430

         In the case of LICENSEE:

                 President
                 Ribozyme Pharmaceuticals, Inc.
                 2950 Wilderness Place
                 Boulder, Colorado 80301

         In the case of USB:

                 President
                 United States Biochemical Corporation
                 26111 Miles Road
                 Cleveland, Ohio 44128





                                       24

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                  ARTICLE XIV.
                                  ASSIGNMENTS

         This Agreement shall not be assignable by LICENSEE without the prior written consent of LICENSOR except to a successor in ownership of all or substantially all of the business assets of LICENSEE, and which successor shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by the assigning Party.

                                  ARTICLE XV.
                                 MISCELLANEOUS

         1. Execution. This Agreement will not be binding upon the Parties until it has been signed herein below by or on behalf of each Party, in which event it shall be effective as of the date first above written. No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed as aforesaid.

         2. Construction. This Agreement embodies the entire understanding of the Parties and shall supersede all previous communications, representations or undertakings, either verbal or written between the Parties relating to the subject matter hereof.

         3. Indemnification. LICENSEE agrees to indemnify and hold harmless LICENSOR, the Foundation, URC, and the Inventors from and against any and all claims, damages and liabilities asserted by third parties (private and governmental) arising from LICENSEE's sale of Product Units and/or the purchaser's use thereof or from the performance of Licensed Services or use of Licensed Methods, as the case may be.

         4. Anonymity. LICENSEE shall have no right to use the names or other designation of THE UNIVERSITY OF COLORADO or the Inventors in connection with any sales or promotion of Product Units, Licensed services and Licensed Methods, as the case may be without the express written consent of the Institution or the Inventors, as the case may be.





                                       25

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

         5. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6. Jurisdiction. This Agreement shall be construed, and the legal relations between the Parties determined, in accordance with the law of the State of Connecticut, U.S.A.

         7. Headings. The headings of the several sections are inserted for convenience of reference only, and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         8. Force Majeure. Neither of the Parties hereto shall be liable in damages or have the right to cancel this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control, including acts of God, government restrictions, wars or insurrections.

         9. No Waiver. Failure by either party to enforce any provision of this Agreement or assert a claim on account of breach hereof shall not be deemed a waiver of its right to enforce the same or any other provision hereof on the occasion of a subsequent breach.

         10. Compliance. LICENSEE agrees to comply voluntarily with and abide by the United States Department of Health and Human Services, National Institutes of Health "Guidelines for Research Involving Recombinant DNA Molecules". June 1981, 46 F.R. 34461, or as subsequently amended, so long as LICENSEE uses the Patented Substances conveyed to it hereunder.

         11. Remedies. The remedies provided in this Agreement are not and shall not be deemed to be exclusive and shall be in addition to any other remedies which either party may have at law or in equity.

         12. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





                                       26

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.




                                           COMPETITIVE TECHNOLOGIES, INC.

                                           By:     /s/ Mike Gabridge
                                           Title:  Assistant Vice President
                                           Date:   November 20, 1996

                                           UNITED STATES BIOCHEMICAL CORPORATION


                                           By:     /s/ Tom Mann
                                           Title:  President
                                           Date:   November 20, 1996


                                           RIBOZYME PHARMACEUTICALS, INC.


                                           By:     /s/ Ralph E. Christoffesen
                                           Title:  President/CEO
                                           Date:   November 20, 1996






                                       27

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                   EXHIBIT A





What is claimed:



                                   [        ]





                                       28

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                   EXHIBIT B



                                   EXHIBIT B



                               "Licensed Patents"

                        Patents and Pending Applications



=================================================================================================================
                           PATENT NO. OR
      CLAIMS           PATENT APPLICATION NO                                 TITLE
-----------------------------------------------------------------------------------------------------------------
      1 - 47      U.S. Pat. No. 4,987,071 (Parent)               RNA Ribozyme Polymerase Dephosphorylases
                                                                 Restriction
                                                                 Endoribonucleases and Methods
-----------------------------------------------------------------------------------------------------------------
     48 - 62      U.S. Pat. No. 5,093,246  (Division of U.S.     RNA Polymerase Dephosphorylases
                  Pat. No. 4,987,071)                            Restriction
                                                                 Endoribonucleases and Methods
-----------------------------------------------------------------------------------------------------------------
     63 - 66      Pat. No. 4,987,071                             See above
-----------------------------------------------------------------------------------------------------------------
    67 and 68     U.S. Pat. No. 5,093,246                        See above
-----------------------------------------------------------------------------------------------------------------
        69        U.S. Pat. No. 4,987,071                        See above
-----------------------------------------------------------------------------------------------------------------
        70        U.S. Pat. No. 4,987,071                        See above
-----------------------------------------------------------------------------------------------------------------
        71        U.S. Pat. No. 5,093,246                        See above
-----------------------------------------------------------------------------------------------------------------
        72        U.S. Pat. no. 5,037,746  (Continuation-in-     RNA Ribozyme Polymerases and Methods
                  part of U.S. Pat. No. 4,987,071)
-----------------------------------------------------------------------------------------------------------------
        73        Pat No. 4,987,071                              See above
=================================================================================================================

Notes:

1. U.S. Patent No. 5,116,742 entitled "RNA Ribozyme Restriction Endoribonucleases and Methods," filed March 24, 1989, is a continuation-in-part of U.S. Patent No. 4,987,071, and includes additional claims which were not contained in the original patent application.

2. U.S. Patent Application Serial No. 843,737 entitled "RNA Polymerase Dephosphorylases Restriction Endoribonucleases and Methods," filed February 28, 1992, is a continuation of U.S. Patent No. 5,093,246. It has been allowed, and the issue fee is due to be paid on or before February 24, 1994.





                                       29

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                   EXHIBIT C

                              PATENTED SUBSTANCES

                                 [           ]





                                       30

Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.